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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
                                           October 27, 1999 (September 7, 1999)
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                                 MANGOSOFT, INC.
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               (Exact name of registrant as specified in charter)

                  Nevada                 33-93994               87-0543565
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     (State or Other Jurisdiction (Commission File Number)   (I.R.S. Employer
               of Incorporation)                             Identification No.)

  1500 West Park Drive, Suite 190, Westborough, MA                     01581
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  (Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code: 508-871-7397
                                                   --------------

   First American Clock Co., 953 East South, Salt Lake City, Utah 84106
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 1.           Change in Control of Registrant.
                  --------------------------------

         On September 7, 1999, MangoMerger Corp., a Delaware corporation ("Merger-Sub"), a wholly-owned subsidiary of First American Clock Co., a Nevada corporation (the "Company"), merged (the "Merger") with and into Mangosoft Corporation, a Delaware corporation ("Mangosoft"), pursuant to an Agreement and Plan of Merger dated August 27, 1999 (the "Merger Agreement"). Mangosoft develops and markets software for facilitating the sharing of information and computer resources. Following the Merger, the business to be conducted by the Company will be the business conducted by Mangosoft prior to the Merger. In conjunction with the Merger, the Company changed its name to "Mangosoft, Inc."

         Pursuant to the terms of the Merger Agreement, the Company issued 6,000,000 shares of its authorized but unissued common stock (the "Parent Common Stock") to the former holders of common stock of Mangosoft (the "Mangosoft Common Stock") based on the following conversion rates: (i) each share of Mangosoft Common Stock was converted into 0.17990 shares of Parent Common Stock (the 2,250,000 shares of Mangosoft Series A preferred stock and the 750,002 shares of Mangosoft Series B preferred stock having previous to the Merger converted into shares of Mangosoft Common Stock); (ii) each share of Series C preferred stock of Mangosoft was converted into 1.13288 shares of Parent Common Stock; (iii) each share of Series D preferred stock of Mangosoft was converted into 1.50673 shares of Parent Common Stock; and (iv) each share of Series E preferred stock of Mangosoft was converted into 1.69932 shares of Parent Common Stock. The shares issued to the former Mangosoft stockholders represents approximately 55.17% of the outstanding Parent Common Stock following the Merger.

         In addition, substantially all outstanding options and warrants to purchase Mangosoft Common Stock were terminated and new options and warrants to purchase Parent Common Stock were issued in their place. Furthermore, promissory notes in the aggregate principal amount of $6,000,000 held by creditors of Mangosoft were converted into an aggregate of 9,000,000 shares of Parent Common Stock.

Item 2.           Acquisition or Disposition of Assets.
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         See Item 1 above for a description of the Merger.

Item 5.           Other Events.
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         In connection with the Merger, Mick Jardine resigned as director of the
Company and Craig D. Goldman, Dr. Ira Goldstein, Paul C. O'Brien, Selig Zises and Ravi Singh were appointed as directors to fill vacancies on the Board of Directors, to serve in such capacity until the next annual meeting of shareholders of the Company or until their earlier resignation or removal.

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Item 7.           Financial Statements and Exhibits.
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         The Company will provide the financial statements required by amendment not later than 60 days after the date of this Report on Form 8-K.

         EXHIBIT LIST.

         2.1      Agreement and Plan of Merger*
         4.1      Articles of Incorporation of the Company*
         4.2 Amendment to Articles of Incorporation of the Company*

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* Previously Filed

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         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MANGOSOFT, INC.

                                                 /s/ Robert Parsons
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                                            Name:  Robert Parsons
                                            Title: Vice President and Chief
                                                   Financial Officer
Dated: October 27, 1999